UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.  )

☒ Filed by the Registrant	☐ Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STARBUCKS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required
☐	Fees paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1)

Your Vote Counts! STARBUCKS CORPORATION 2401 UTAH AVENUE SOUTH SEATTLE, WASHINGTON 98134 STARBUCKS CORPORATION 2025 Annual Meeting of Shareholders Vote by March 11, 2025 11:59 PM Eastern Time You invested in STARBUCKS CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on March 12, 2025. Get informed before you vote View the Notice and Proxy Statement and Fiscal Year 2024 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to February 26, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1 - 800 - 579 - 1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* March 12, 2025 10:00 AM Pacific Time Virtually at: www.virtualshareholdermeeting.com/SBUX2025 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V60754 - P22576

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. For 1. Election of Directors Nominees: 1a. Ritch Allison For 1b. Andy Campion For 1c. Beth Ford For 1d. Jørgen Vig Knudstorp For 1e. Neal Mohan For 1f. Brian Niccol For 1g. Daniel Servitje For 1h. Mike Sievert For 1i. Wei Zhang For 2. Approve, on an advisory, nonbinding basis, the compensation of our named executive officers For 3. Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025 Against 4. Shareholder proposal requesting an annual report on discrimination risks related to charitable giving Against 5. Shareholder proposal regarding independent board chair requirements Against 6. Shareholder proposal requesting a report on human rights risks related to labor organizing Against 7. Shareholder proposal requesting disclosure on cage - free egg commitments in China and Japan Against 8. Shareholder proposal requesting an annual emissions congruency report Voting Items Board Recommends V60755 - P22576